UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2025

SOUTHLAND HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41090	87-1783910
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1100 Kubota Drive

Grapevine, TX 76051

(Address of Principal Executive Offices) (Zip Code)

(817) 293-4263

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SLND	NYSE American LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	SLND WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 13, 2025, Southland Holdings, Inc. (the “Company”) held its 2025 annual meeting of stockholders. The total number of shares of the Company’s common stock, par value $0.0001 per share, issued, outstanding and entitled to vote at the meeting was 53,996,404 shares. Represented at the meeting either in person or by proxy were 47,049,024 shares, or 87.1% of shares entitled to vote. All proposals were approved by the requisite stockholder vote. The results of the votes for the proposals were as follows:

Proposal No. 1 – Declassification of the Board of Directors

To approve the declassification of the Company’s Board of Directors by amending the Company’s (1) Second Amended and Restated Certificate of Incorporation and (2) Amended and Restated Bylaws.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
43,605,325	1,715,789	10,029	1,717,881

Proposal No. 2 – Election of Directors

To elect two Class II directors of the Company for a term set to expire at the 2028 annual meeting or if Proposal 1 is approved, at the 2026 annual meeting.

	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
Izzy Martins	43,583,584	1,732,484	14,805	1,717,881
Rudy Renda	43,483,440	1,839,358	8,345	1,717,881

Proposal No. 3 – Ratification of Independent Registered Public Accounting Firm

To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Votes Cast For	Votes Cast Against	Abstentions
45,334,515	1,714,414	95

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2025	SOUTHLAND HOLDINGS, INC.

	By:	/s/ Frank S. Renda
		Name:	Frank S. Renda
		Title:	President and Chief Executive Officer

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